Exhibit 32


                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of Wizzard Software Corporation (the "Registrant") on Form 10-QSB for the period ending September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), we, Christopher J. Spencer, President, CEO and Treasurer and Gordon Berry, Acting Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


Date: 11/14/2005                         /s/Christopher J. Spencer
                                         Christopher J. Spencer
                                         President, CEO, Treasurer and
                                         director



Date: 11/14/2005                         /s/ Gordon Berry
                                         Gordon Berry, Acting Chief Financial
                                         Officer